UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 22, 2004

                        THE SINGING MACHINE COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-24968               95-3795478
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


               6601 Lyons Road, Bldg. A-7, Coconut Creek, Fl 33073
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (954) 596-1000

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            On October 22, 2004, we received a written resignation from Joseph Testa, member of the board of directors. Mr. Testa was appointed to the board of directors on September 8, 2004 and was a member of the compensation and audit committee. Mr. Testa's resignation letter dated October 22, 2004 did not state a reason for his resignation. Subsequent to Mr. Testa's resignation, on October 29, 2004, he provided us with a letter detailing his alleged reasons for resignation. We have attached a copy of this letter as an Exhibit to this Form 8-K/A. We strongly disagree with Mr. Testa's assertions. We believe his six-week tenure as a member of the Board of Directors could not have afforded him the opportunity to reach such conclusions. In addition, Mr. Testa failed to provide any written notice of his supposed concerns to the Board, management of the Company or anyone else while he was a member of the Board.

            Mr. Testa raised certain concerns about the selection process of our auditors. This selection was approved by a majority of the members of the audit committee. Furthermore, subsequent to Mr. Testa's resignation, the audit committee unanimously ratified the appointment of the auditors. The review process to select our new auditors lasted approximately three months, during which time we interviewed three candidates on numerous occasions. Mr. Testa even had a chance to interview with the new auditor prior to appointment, in which he gave us his approval on the auditors' qualifications and the consent to announce the appointment of the new auditor on October 14, 2004. Management provided the audit committee with a final recommendation among the two final candidates, which the audit committee took under consideration before providing approval for the engagement of the new auditors. The Company believes such process complies in all respects with the audit committee charter.

            Mr. Testa further alleges that our registration statement was not reviewed by our directors prior to filing. This is clearly false in light of the fact that one director was actively involved in the filing process and a majority of our directors approved the filing, as evidenced by their signatures.

            The Company's Board of Directors welcomes the input and contribution of all members. The Board seeks at all times to comply with all applicable rules and regulations. However, the Board has carefully reviewed all of Mr. Testa's allegations and finds them to be unfounded because of his very brief tenure on the board and his actual knowledge of events.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(c)      EXHIBITS.

         See attached letters from Mr. Testa.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE SINGING MACHINE, COMPANY, INC.


Date: January 3, 2004                    /s/ Yi Ping Chan
                                         --------------------------
                                         Yi Ping Chan
                                         Interim CEO and Chief Operating Officer